Bierwolf, Nilson & Associates
 A Partnership of       Certified Public Accountants
  Professional            1453 South Major Street    Nephi J. Bierwolf, CPA
  Corporations           Salt Lake City, Utah 84115        Troy Nilson, CPA
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February 26, 2004

Securities and Exchange Commission
Washington, DC 20549

Re: Softwall Equipment Corporation

Gentlemen:

We have read Item 4 "CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS" contained in Softwall Equipment Corporation's 8-K and are in agreement with the statements contained therein, as they relate to our firm.



Very truly yours,


/S/ Bierwolf, Nilson & Associates
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Bierwolf, Nilson & Associates
Salt Lake City, Utah